EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into effective July 1, 1997, by and between International Fast Food Corporation, Inc., a Florida corporation (the "Company"), International Fast Food Polska, a Polish limited liability corporation ("IFFP", and Leon Blumenthal (the "Executive").
                              W I T N E S S E T H:
                              --------------------
         WHEREAS, the Company and IFFP desire to employ the Executive for the term provided herein, and the Executive desires to be employed by the Company and IFFP for such term, all in accordance with the terms and provisions herein contained;
         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1.       Employment.
                  (a) The Company hereby employs the Executive to render his full-time services to: (i) the Company as its Senior Vice President, Chief Operating Officer and General Manager; and (ii) IFFP as its President; and the Executive hereby accepts such employment, on the terms and conditions contained in this Agreement.
                  (b) The Executive shall perform such duties for the Company as may be determined and assigned to him from time to time by the Company's President (the "President") or the Company's Board of Directors (the "Board"), which assigned duties shall be consistent with those normally associated with such position and in which he is currently performing; provided that the Board may delegate certain of the tasks, objectives or responsibilities set forth in the Description to other officers or employees of the Company or its subsidiaries and affiliates.
         (c) The Executive hereby agrees to devote his full business time, attention and his best efforts to the performance of his duties hereunder.
         (d) The Executive's place of employment during the term of his employment hereunder shall be the Republic of Poland, or at such place designated by the Board.
         (e) The Executive agrees to accept election and to serve during all or any part of the Term, as hereinafter defined, as an officer or director of the Company, and IFFP, and/or any other subsidiary or affiliate of the Company, without any compensation therefor other than that specified herein, if elected to such position by the shareholders or by the Board of the Company or of any subsidiary or affiliate, as the case may be.

         2. Term. The initial term of this Agreement, and the employment of the Executive hereunder, shall be for a period commencing on July 1, 1997 and expiring on June 30, 2000 (the "Initial Term"). By notice given not more than one hundred eighty (180) and not less than ninety (90) days before the expiration of the Initial Term, the Company may extend the term hereof for an additional one (1) year (the "First Extension" ). By notice given not more than one hundred eighty (180) and not less than ninety (90) days before the expiration of the First Extension, the Company may extend the term hereof for an additional one (1) year (the "Second Extension")

(the Initial Term, together with the First Extension, if any, and the Second Extension, if any, is herein referred to as the "Term" ).

         3.       Compensation Package.
                  (a) The Executive's annual salary during the Initial Term shall be as hereinafter set forth, payable by check in equal bi-weekly installments or in such other periodic installments as may be in accordance with the regular payroll policies of IFFP, as from time to time in effect, less such deductions or amounts to be withheld as shall be required by applicable law and regulations:

         July 1, 1997 through June 30, 1998            $100,000.00
         July 1, 1998 through June 30, 1999            $110,000.00
         July 1, 1999 through June 30, 2000            $120,000.00

During the First Extension, if any, The Executive's annual salary shall be zloty equivalent of $130,000.00; during the Second Extension, if any, the Executive's annual salary shall be $140,000.00. In the event that and to the extent that IFFP fails to make payments due to the Executive under this Section 3(a), the Company covenants and agrees that it will make payments due to the Executive under this Section 3(a).
                  (b) The Executive shall be entitled to participate in Company provided family medical/dental insurance plans, provided that the policy may have standard co-insurance and deductible provisions, and that 25% of the cost of the policy shall be paid by the Executive.

                  (c) The Executive shall be entitled to three (3) weeks of paid vacation during any year of the Term.
                  (d) The Executive shall be eligible for an annual bonus in accordance with the Company's and IFFP's policies as in effect from time to time.
                  (e) IFFP shall provide the Executive with an automobile to use in connection with the performance of his duties hereunder.
                  (f) IFFP shall pay or reimburse the Executive for all reasonable expenses actually incurred or paid by him in the performance of his duties hereunder, in accordance with Company policy and upon the presentation by the Executive of an itemized account of such expenditures.
                  (g) The Executive shall be eligible to receive stock option grants under the Company's stock option plans in the discretion of the Company's Board of Directors or option committees under such plans. The Company will recommend to the Board or such committees a grant of a stock option to acquire 100,000 shares of the IFFC's common stock, par value $.01 per share (the "Common Stock"), at an exercise price per share equal to the current price of the Common Stock on the date of the grant, such options to be exercisable in whole or in part and cumulatively according to the following schedule, provided in each case that the Executive is an employee of the Company on the date of reference:

         (i) 20 percent 1 year after the effective date
         (ii) 60 percent 2 years after the effective date
         (iii) 100 percent 3 years after the effective date

In no event shall this Option be exercised 10 years after this Option first becomes exercisable.

         4.       Termination.
                  (a) Notwithstanding anything contained in this Agreement to the contrary, the Company by written notice to the Executive shall at all times have the right to terminate this Agreement, and the Executive's employment hereunder, with or without "Cause", as hereinafter defined. For the purposes hereof, "Cause" shall be defined. For the purposes hereof, "Cause" shall be defined to mean any act of the Executive or any failure to act on the part of the Executive or any failure to act on the part of the Executive which constitutes:
              (i)    fraud or embezzlement;
              (ii)   conviction of a felony; or
              (iii)  lewd and lascivious behavior;
              (iv)   commission of a crime involving dishonesty; or
              (v) a breach of any of the terms, provisions or obligations of this Agreement.

                  (b) Notwithstanding anything contained in this Agreement to the contrary, this Agreement and the Executive's employment hereunder shall be terminated automatically (i) immediately upon the death of the Executive, and
(ii) if the Executive shall, as the result of mental or physical incapacity, illness or disability, be unable and fail to perform reasonably his duties and responsibilities provided for herein for any continuous period of sixty (60) days during the term of this Agreement, provided that the obligations of the Company to make payments hereunder shall be suspended during the pendency of any disability which has persisted for a continuous period of thirty (30) days during the term of this Agreement.
                  (c) If, during the Term, this Agreement is terminated pursuant to Paragraph 4(b) hereof, the Company shall pay to the Executive or the personal representative of his estate Twenty five Thousand Dollars ($25,000.00) in a lump sum within thirty (30) days of such termination.
                  (d) If, during the Term, the Company terminates the Executive's employment hereunder without Cause, the Company shall pay to the Executive a lump sum termination amount (the "Termination Amount") within thirty
(30) days of such termination and neither party shall have any further obligations hereunder, except pursuant to Paragraphs 5 and 6 hereof. The Termination Amount shall be calculated as follows: if the termination occurs on or (1) prior to July 1, 1998, the Termination Amount will be $25,000.00; (ii) after July 1, 1998 but on or prior to July 1, 1999, the Termination Amount will be $20,000.00; and after July 1, 1999, the Termination Amount will be $15,000.00
                  (e) If the Company terminates the Executive's employment hereunder for Cause, neither party shall have any further obligations hereunder except pursuant to Paragraphs 5 and 6 hereof.

         5. Nondisclosure. The Executive understands that, solely as a result of his employment with the Company, he will have knowledge of and access to certain confidential information relating to the financial and planning aspects of the

Company's business and other aspects of the Company's business. The Executive agrees that, during or following his employment by the Company, he will not disclose to others (except in the course of his employment with the Company and solely in furtherance of the interest of the Company) any such confidential information. The provisions of this paragraph shall not preclude the Executive from using, after the termination of his employment with the Company, his general professional knowledge and skills including those developed while employed by the Company. The Executive further agrees to comply with any provision of any agreement between the Company and any other party relating to the confidentiality of information relating to that party or its operations.

         6. Restrictive Covenants. The Executive shall not at any time during the term of his employment hereunder and for a period of two (2) years after the date this Agreement expires or is terminated for any reason, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, except on behalf of the Company:
                  (a) engage or be involved in any restaurant operations in Poland, or with any restaurant operations of any entity that directly or indirectly maintains a presence in Poland;
                  (b) interfere with business relationships between the Company or IFFP and its suppliers, franchisors, or customers;

                  (c) without the Company's prior written consent, become employed by an entity with which the Company has a business relationship; or
                  (d) without the Company's prior written consent, hire or solicit the employment of any person or associate in the employ of the Company, IFFP or any other of the Company's subsidiaries or affiliates.
         The Executive acknowledges that (i) the foregoing covenants are reasonable in scope and duration and (ii) he will be able to earn a living and provide for his family without violating the foregoing covenants.

         7. No Delegation. Neither the Company nor the Executive shall delegate its or his obligations pursuant to this Agreement to any other person, except as provided in Paragraph 8 hereof.

         8. No Assignment. Neither the Company nor the Executive shall assign any of its or his rights under this Agreement to any other person, except that the Company may assign its rights under this Agreement to any successor entity in a merger with the Company or any entity that purchases all or substantially all of the Company's assets, and except that the Company may assign its rights and obligations hereunder to a subsidiary or affiliate, after which assignment the Company will have no obligations hereunder.

         9. Damages. Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable court costs and attorneys' fees of the other.

         10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         11. Notices. Any notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or facsimile, or (b) three (3) days after deposit in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, as follows:

         If to the Company:          International Fast Food Corporation
                                           1000 Lincoln Road, Suite 200
                                           Miami Beach, Florida 33139

         With a copy to:             Atlas, Pearlman, Trop & Borkson
                                           New River Center, Suite 1900
                                           200 East Las Olas Boulevard
                                           Fort Lauderdale, Florida 33301

         If to IFFP:                International Fast Food Polska
                                           1/3 Wachocka Street (section 7)
                                           03-934 Warsaw, Poland

         If to the Executive:       Leon Blumenthal
                                           International Fast Food Polska
                                           1/3 Wachocka Street (section 7)
                                           03-934 Warsaw, Poland

or to such other addresses as either party hereto may from time to time give notice of to the other.

         12. Benefits: Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns.

         13. Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity shall be caused by the length of any period of time or the size of any area set forth in any part hereof, such period of time or such area, or both, shall be considered to be reduced to a period or area to the extent and only to the extent that such reduction would cure such invalidity.

         14. Waivers. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation.

         15. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         16. Specific Performance. The Executive agrees that a violation by him of any of the covenants contained in Paragraphs 5 or 6 of this Agreement will cause irreparable damage to the Company the amount of which will be virtually impossible to ascertain, and with respect to which the Company may not have an adequate remedy at law, and for those reasons the Executive agrees that the Company shall be entitled to an injunction or a restraining order (both temporary or permanent) from any court of competent jurisdiction restraining any violation of any or all of said covenants by the Executive, all persons he controls, and all persons acting for or with him, either directly or indirectly, in addition to any other form of relief, at law or equity, to which the Company may be entitled. When used in Paragraphs 5, 6 and 16 hereof, the term "Company" shall include all its directly and indirectly owned subsidiaries, employees and its affiliates.

         17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         18. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties hereto with respect to such subject matter. No amendment or modification of this Agreement shall be valid or binding upon the Company unless made in writing and signed by a duly authorized officer of the Company other than the Executive, or upon the Executive unless made in writing and signed by him.
         19. No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

         IN WITNESS WHEREOF, the parties have set their hands and seals as of the day and year first above written.


                                    INTERNATIONAL FAST FOOD CORPORATION


                                    By: /s/ Mitchell Rubinson
                                       -------------------------------------
                                    Mitchell Rubinson Chairman of the Board,
                                    President and Chief Executive Officer


                                    INTERNATIONAL FAST FOOD POLSKA



                                    By:
                                       -------------------------------------

                                    EXECUTIVE:



                                    By: /s/ Leon Blumenthal
                                       -------------------------------------
                                       Leon Blumenthal